UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2005

DWANGO NORTH AMERICA CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-50533	84-1407365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2211 Elliott Ave., Suite 601
Seattle, Washington		98121
(Address of Principal Executive Offices)		(Zip Code)

(206) 832-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Effective March 1, 2005, we entered into new Employment Agreements (the “Agreements”) with each of Rick J. Hennessey, our Chief Executive Officer, and Alexander U. Conrad, our President, Chief Operating Officer and Secretary. The Agreements are for a term of three years unless sooner terminated pursuant to the provisions thereof. The Agreements provide for an annual base salary of $190,000 for Mr. Hennessey and $170,000 for Mr. Conrad. The Agreements also provide for the payment of an amount equal to 100% of such base salary upon achieving certain annual performance targets. The employment of Mr. Hennessey or Mr. Conrad may be terminated by our company at any time with or without cause. Mr. Hennessey and Mr. Conrad may also terminate their employment at any time with or without good reason. (as defined in the Agreements). If the employment of Mr. Hennessey or Mr. Conrad is terminated by our company without cause or by either of Mr. Hennessey or Mr. Conrad for good reason, they shall be entitled to continue to receive their base salary for a period of twelve months and a pro rata percentage of any bonus amount to which they would have otherwise been entitled. The Agreements contain confidentiality, noncompete, and nonsolicitation covenants for Messrs. Hennessey and Conrad.

In accordance with the Agreements, on March 1, 2005 we granted under our 2003 Equity Incentive Plan ten year options to purchase an aggregate of (i) 100,000 shares of our common stock to Mr. Hennessey and (ii) 75,000 shares of our common stock to Mr. Conrad. Such options are exercisable at $1.94 per share and will vest as to 1/3 of such shares on each of the first, second and third anniversaries of the date of grant. Such options will vest in full in the event of termination of employment without cause or for good reason.

For more information regarding the employment agreements, reference is made to the Agreements attached hereto as Exhibit 10.1 and 10.2 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated March 1, 2005, between Dwango North America Corp. and Rick J. Hennessey

10.2	Employment Agreement, dated March 1, 2005, between Dwango North America Corp. and Alexander U. Conrad

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2005

DWANGO NORTH AMERICA CORP.

	By:	/s/ J. Paul Quinn
Name: J. Paul Quinn
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated March 1, 2005, between Dwango North America Corp. and Rick J. Hennessey

10.2	Employment Agreement, dated March 1, 2005, between Dwango North America Corp. and Alexander U. Conrad